UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38297	47-1628077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11120 Four Points Drive, Suite 100 Austin, Texas		78726
(Address of principal executive offices)		(Zip code)

(512) 346-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share)	SAIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2019, SailPoint Technologies Holdings, Inc. (the “Company”), SailPoint Technologies, Inc., a wholly owned subsidiary of the Company, as borrower, and certain of the Company’s other wholly owned subsidiaries entered into an amendment (the “Amendment”) to the existing Credit Agreement, dated as of March 11, 2019, with the financial institutions identified therein as lenders, Citibank, N.A., as administrative agent, sole lead arranger and sole bookrunner, and Royal Bank of Canada and Bank of America, N.A., as co-documentation agents, to permit, among other things, the offering and sale of the notes (as defined below) and certain transactions related thereto, including the capped call transactions described in the Company’s press release attached hereto as Exhibit 99.1.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On September 18, 2019, the Company issued a press release announcing its intent to offer, subject to market conditions and other factors, $300 million in aggregate principal amount of convertible senior notes due 2024 (the “notes”) in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K and such press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall either constitute an offer, solicitation or sale of securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

In connection with the offering and other recent developments, including a marked shift in the industry from licenses to subscriptions, which is fueled, in part, by the growing adoption of cloud-based solutions, and including the Company’s two potential acquisitions, for approximately $38 million in the aggregate, of companies with technologies that the Company expects will accelerate its innovation around cloud privilege governance and automation, the Company is filing the risk factors set forth in Exhibit 99.2 attached hereto to update and supplement certain of the risk factors previously provided under “Risk Factors” in Part I, Item 1A. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The risk factors attached hereto as Exhibit 99.2 are incorporated herein by reference.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed offering and the capped call transactions related thereto, expectations regarding actions of the option counterparties and their respective affiliates, the expected use of proceeds from the sale of the notes, the Company’s strategy, future operations, prospects, plans and objectives, and the anticipated benefits from potential acquisitions. All statements, other than statements of historical facts, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, including those relating to industry and market conditions and trends and the Company’s ability to achieve the anticipated benefits from potential acquisitions. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and actual outcomes and results could differ materially from what is expressed, implied or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated as of September 18, 2019, among the Company, SailPoint Technologies, Inc., the other loan parties party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, and certain lenders party thereto

99.1	Press Release dated September 18, 2019

99.2	Updated risk factors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: September 18, 2019	By:	/s/ Jason Ream
Jason Ream
Chief Financial Officer